                                                                  Exhibit 99.1
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Secor Bank, Federal Savings Bank:

     We have audited the accompanying consolidated statements of financial condition of Secor Bank, Federal Savings Bank (a Federally chartered savings bank), and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Secor Bank, Federal Savings Bank, and subsidiaries, as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                              /s/ ARTHUR ANDERSEN & CO.

Birmingham, Alabama
February 5, 1993 (except with respect
  to the matters discussed in
  Note 15, as to which the date is June 11, 1993)

                       SECOR BANK, FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                                 DECEMBER 31,
                                                                                          ---------------------------
                                                                                             1992             1991
                                                                                          ----------       ----------
                                                                                              (DOLLAR AMOUNTS IN
                                                                                                  THOUSANDS,
                                                                                          EXCEPT PER SHARE AMOUNTS)
ASSETS
Cash and Investments:
  Cash on hand and in banks (Note 1)....................................................  $    1,054       $    3,965
  Interest-bearing deposits (Note 3)....................................................      44,910           47,098
  Investment securities, at cost (fair value of $245,815 and $155,111, respectively)
    (Note 3)............................................................................     242,570          156,356
  Accrued interest receivable...........................................................       3,992            4,200
                                                                                          ----------       ----------
                                                                                          $  292,526       $  211,619
                                                                                          ----------       ----------
Loans Receivable, Net (Notes 4 and 8)...................................................  $1,069,755       $  967,541
                                                                                          ----------       ----------
Mortgage-Backed Securities, Net (fair value of $508,875 and $596,993, respectively)
  (Notes 4 and 8).......................................................................  $  492,214       $  565,697
                                                                                          ----------       ----------
Assets Held for Sale, Net (fair value of $14,296 and $133,219, respectively) (Note
  14)...................................................................................  $   14,219       $  121,374
                                                                                          ----------       ----------
Covered Assets, Net (includes FRF assistance of $16,244 and $16,047, respectively)
  (Notes 2, 6 and 11)...................................................................  $   62,589       $   81,334
                                                                                          ----------       ----------
Real Estate Owned, Net (Note 6).........................................................  $    9,234       $   16,532
                                                                                          ----------       ----------
Land, Buildings and Equipment, Net (Notes 2 and 5)......................................  $   19,234       $   20,279
                                                                                          ----------       ----------
Other Assets:
  Due from FRF (Notes 2 and 6)..........................................................  $    2,271       $   32,763
  Prepaid expenses and other assets.....................................................       6,747            6,274
  Accrued interest receivable on loans..................................................       5,578            6,592
  Accrued interest receivable on mortgage-backed securities.............................       4,387            6,626
  Intangibles (Note 1):
    Cost in excess of fair value of net assets acquired, net of amortization in 1991 of
     $1,431.............................................................................          --              398
    Market entry intangible, net of amortization of $3,341 and $3,151, respectively.....       2,087            2,277
    Core deposit intangible, net of amortization of $4,484 and $3,774, respectively.....       2,094            2,804
    Purchased mortgage servicing, net of amortization of $1,780 and $553,
     respectively.......................................................................       3,082            4,285
                                                                                          ----------       ----------
                                                                                          $   26,246       $   62,019
                                                                                          ----------       ----------
                                                                                          $1,986,017       $2,046,395
                                                                                          ----------       ----------
                                                                                          ----------       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits (Note 7).....................................................................  $1,504,462       $1,644,983
  Borrowings (Note 8)...................................................................     318,170          246,108
  Deposits by borrowers for taxes and insurance.........................................      11,063           10,722
  Accrued interest payable..............................................................      12,794           16,393
  Other liabilities.....................................................................      14,078            9,580
  Accrued income taxes payable..........................................................         658               30
                                                                                          ----------       ----------
                                                                                          $1,861,225       $1,927,816
                                                                                          ----------       ----------
Commitments and Contingencies (Notes 4, 9, and 11)
Stockholders' Equity (Notes 2, 9, 10, 11, and 12):
  Preferred stock, Series B, Class 1, 12.5%, cumulative, stated redemption value of
    $2,000 per share, 27,000 shares authorized, 26,670 shares issued and outstanding....  $   53,340       $   53,340
  Convertible preferred stock, Series A, 8%, cumulative, $100 par value, 10,000 shares
    authorized, issued and outstanding..................................................       1,000            1,000
  Common stock, $.01 par value, 15,000,000 shares authorized, 3,544,524 shares issued
    and outstanding.....................................................................          35               35
  Paid-in capital.......................................................................      18,159           18,159
  Retained earnings.....................................................................      52,258           46,045
                                                                                          ----------       ----------
                                                                                          $  124,792       $  118,579
                                                                                          ----------       ----------
                                                                                          $1,986,017       $2,046,395
                                                                                          ----------       ----------
                                                                                          ----------       ----------

The accompanying notes to consolidated statements are an integral part of these statements.

                       SECOR BANK, FEDERAL SAVINGS BANK

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                                       ----------------------------------
                                                                         1992         1991         1990
                                                                       --------     --------     --------
                                                                         (DOLLAR AMOUNTS IN THOUSANDS,
                                                                           EXCEPT PER SHARE AMOUNTS)
Interest Income:
  Interest on loans..................................................  $ 96,339     $104,593     $110,088
  Interest on mortgage-backed securities.............................    42,728       54,466       71,097
  Interest on covered assets.........................................     4,611        5,713        7,473
  Yield subsidy income on covered assets (Note 6)....................    (1,785)       2,380        7,644
  Interest and dividends on investment securities (includes interest
    on FRF note of $0, $5,901, and $9,685, respectively).............    16,244       30,905       21,096
  Interest on collateralized mortgage obligation residuals (Notes 1
    and 3)...........................................................    (4,254)       2,839        1,948
  Other interest income..............................................     2,249        2,555        1,567
                                                                       --------     --------     --------
         Total interest income.......................................  $156,132     $203,451     $220,913
                                                                       --------     --------     --------
Interest Expense:
  Interest on deposits (Note 7)......................................  $ 86,354     $113,542     $130,348
  Interest on short-term borrowings..................................       545        6,023       13,545
  Interest on long-term borrowings...................................    20,573       23,767       31,521
  Hedge expense, net.................................................     4,360        4,046        3,802
                                                                       --------     --------     --------
         Total interest expense......................................  $111,832     $147,378     $179,216
                                                                       --------     --------     --------
         Net interest income.........................................  $ 44,300     $ 56,073     $ 41,697
                                                                       --------     --------     --------
Provision for Losses on Loans........................................     4,788        6,781        4,315
                                                                       --------     --------     --------
         Net interest income after provision for losses on loans.....  $ 39,512     $ 49,292     $ 37,382
                                                                       --------     --------     --------
Other Income:
  Fees and miscellaneous charges on loans............................  $  4,657     $  3,518     $  4,221
  Gain on sale of loans, investments and mortgage-backed securities,
    net..............................................................     9,914        6,628        1,399
  Miscellaneous operating and non-operating income, net..............     5,014        4,573        4,429
                                                                       --------     --------     --------
         Total other income..........................................  $ 19,585     $ 14,719     $ 10,049
                                                                       --------     --------     --------
Operating Expenses:
  Salaries and employee benefits.....................................  $ 19,225     $ 18,634     $ 18,892
  Office building and equipment expense..............................     5,944        7,297        8,809
  Advertising........................................................     1,419          920          746
  Insurance expense (Note 11)........................................     4,928        4,824        4,418
  Data processing expense............................................     3,794        3,695        3,916
  Amortization of intangibles........................................     1,298        4,996        1,373
  Loss on real estate and covered assets.............................     6,224        8,358        3,442
  Other operating expenses (Note 11).................................     9,821        9,873        7,394
                                                                       --------     --------     --------
         Total operating expenses....................................  $ 52,653     $ 58,597     $ 48,990
                                                                       --------     --------     --------
         Income (loss) before income taxes, extraordinary item and
           preferred stock dividends.................................  $  6,444     $  5,414     $ (1,559)
Provision for Income Taxes (Note 13).................................       876          577           --
                                                                       --------     --------     --------
Income (loss) before extraordinary item and preferred stock
  dividends..........................................................  $  5,568     $  4,837     $ (1,559)
Extraordinary Item (Notes 7 and 8)...................................       645          195        2,304
                                                                       --------     --------     --------
         Net income before preferred stock dividends.................  $  6,213     $  5,032     $    745
Preferred Stock Dividends Paid (Note 10).............................        --           --        1,687
                                                                       --------     --------     --------
         Net income (loss)...........................................  $  6,213     $  5,032     $   (942)
                                                                       --------     --------     --------
                                                                       --------     --------     --------
Earnings (Loss) Per Common Share (Note 1):
  Loss before extraordinary item.....................................  $  (0.33)    $  (0.53)    $  (2.34)
  Extraordinary item (Notes 7 and 8).................................      0.18         0.05         0.65
                                                                       --------     --------     --------
  Net loss per common share..........................................  $  (0.15)    $  (0.48)    $  (1.69)
                                                                       --------     --------     --------
                                                                       --------     --------     --------
  Weighted average shares outstanding................................     3,544        3,544        3,544
                                                                       --------     --------     --------
                                                                       --------     --------     --------
  Annual preferred stock dividends in arrears (Note 10)..............  $  6,748     $  6,748     $  5,061
                                                                       --------     --------     --------
                                                                       --------     --------     --------

The accompanying notes to consolidated statements are an integral part of these statements.

                       SECOR BANK, FEDERAL SAVINGS BANK

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990
                                          -----------------------------------------------------------
                                           PREFERRED STOCK
                                          (NOTES 2, 10, AND      COMMON STOCK
                                                 11)              (NOTE 10)
                                          -----------------   ------------------   PAID-IN   RETAINED
                                          SHARES    AMOUNT     SHARES     AMOUNT   CAPITAL   EARNINGS
                                          ------    -------   ---------   ------   -------   --------
                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE, December 31, 1989..............  36,670    $53,740   3,544,524    $ 35    $18,159   $ 42,309
  Reduction of unfunded portion of
     preferred stock issued in
     connection with Employee Stock
     Ownership Plan (Note 10)...........      --        400          --      --         --         --
  Cash dividends on common stock, $.10
     per share..........................      --         --          --      --         --       (354)
  Net loss..............................      --         --          --      --         --       (942)
                                          ------    -------   ---------   ------   -------   --------
BALANCE, December 31, 1990..............  36,670    $54,140   3,544,524    $ 35    $18,159   $ 41,013
  Reduction of unfunded portion of
     preferred stock issued in
     connection with Employee Stock
     Ownership Plan (Note 10)...........      --        200          --      --         --         --
  Net income............................      --         --          --      --         --      5,032
                                          ------    -------   ---------   ------   -------   --------
BALANCE, December 31, 1991..............  36,670    $54,340   3,544,524    $ 35    $18,159   $ 46,045
  Net income............................      --         --          --      --         --      6,213
                                          ------    -------   ---------   ------   -------   --------
BALANCE, December 31, 1992..............  36,670    $54,340   3,544,524    $ 35    $18,159   $ 52,258
                                          ------    -------   ---------   ------   -------   --------
                                          ------    -------   ---------   ------   -------   --------

The accompanying notes to consolidated statements are an integral part of these statements.

                       SECOR BANK, FEDERAL SAVINGS BANK

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                             -----------------------------------------
                                                                               1992            1991            1990
                                                                             ---------       ---------       ---------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..........................................................  $   6,213       $   5,032       $    (942)
Adjustments to reconcile net income (loss) to net cash (used in) provided from operating activities:
  Extraordinary item.......................................................       (645)           (195)         (2,304)
  Depreciation.............................................................      3,678           4,480           4,842
  Accretion of deferred income.............................................     (3,983)         (3,522)         (4,520)
  Accretion of negative goodwill...........................................       (821)           (821)           (747)
  Amortization of intangibles..............................................      1,298           4,996           1,373
  Provision for losses on loans, real estate owned, and covered assets.....      9,029          13,826           6,759
  Net loan fees (expenses) deferred........................................       (876)            909             734
  Federal Home Loan Bank stock dividend....................................     (1,362)         (1,475)         (1,613)
  Net (gain) loss on sale of:
    Loans, investments, and mortgage-backed securities.....................     (9,914)         (6,628)         (1,399)
    Land, buildings, and equipment.........................................       (270)            222            (199)
  Changes in assets and liabilities:
    (Increase) Decrease in accrued interest on investments.................        208           5,775            (336)
    Decrease in accrued interest on loans and mortgage-backed securities...      3,253           3,235           1,642
    (Increase) Decrease in due from FRF....................................     34,316         (35,194)            977
    (Increase) in prepaid expenses and other assets........................       (473)           (357)           (367)
    Increase (Decrease) in accrued interest payable........................     (3,599)         (5,550)          2,313
    Increase (Decrease) in other liabilities and accrued income taxes
      payable..............................................................      5,126            (440)            (47)
    Proceeds from sale of loans held for sale..............................    111,181          75,508              --
                                                                             ---------       ---------       ---------
        Net cash (used in) provided from operating activities..............  $ 152,359       $  59,801       $   6,166
                                                                             ---------       ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from repayment of FRF note receivable.............................  $      --       $  94,689       $      --
Proceeds received from sale of investments.................................      4,806              --              --
Proceeds from investment maturities........................................     63,602         272,441          69,107
Mortgage-backed securities purchased.......................................    (70,579)       (194,825)       (110,709)
Repayments on mortgage-backed securities...................................    146,581          88,407          96,322
Proceeds from sale of loans................................................    102,640          52,635              --
Proceeds from sale of mortgage-backed securities held for investment.......     36,974         233,391          40,013
Proceeds from sale of mortgage-backed securities held for sale.............    122,569              --              --
Proceeds received from sale of land, buildings, and equipment..............        496           1,446             978
Proceeds received from disposition of covered assets and real estate
  owned....................................................................     21,658          73,885          22,445
Proceeds received from FSLIC/FRF for Louisiana acquisition.................         --              --           1,253
Termination of interest rate swaps.........................................         --          (1,032)            638
Purchase of investments....................................................   (153,323)       (229,687)       (165,797)
Loan originations, net of repayments.......................................   (363,735)       (128,984)         29,786
Capital expenditures.......................................................     (1,964)           (829)         (5,808)
Purchase of mortgage servicing rights......................................         --          (2,883)             --
                                                                             ---------       ---------       ---------
        Net cash provided from (used in) investing activities..............  $ (90,275)      $ 258,654       $ (21,772)
                                                                             ---------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from borrowings..........................................  $ 289,866       $ 376,689       $ 807,213
Increase in deposits by borrowers for taxes and insurance..................        341             186           1,214
Net increase (decrease) in deposits........................................   (139,648)         34,471         (40,974)
Repayments of borrowings...................................................   (217,742)       (719,234)       (729,529)
Cash dividends on common stock.............................................         --              --            (354)
Redemption of convertible subordinated debentures..........................         --              --          (5,829)
                                                                             ---------       ---------       ---------
        Net cash provided from (used in) financing activities..............  $ (67,183)      $(307,888)      $  31,741
                                                                             ---------       ---------       ---------
Net Increase (Decrease) in Cash and Cash Equivalents.......................  $  (5,099)      $  10,567       $  16,135
Cash and Cash Equivalents at Beginning of Year.............................     51,063          40,496          24,361
                                                                             ---------       ---------       ---------
Cash and Cash Equivalents at End of Year...................................  $  45,964       $  51,063       $  40,496
                                                                             ---------       ---------       ---------
                                                                             ---------       ---------       ---------

The accompanying notes to consolidated statements are an integral part of these statements.

                       SECOR BANK, FEDERAL SAVINGS BANK

                        NOTES TO CONSOLIDATED STATEMENTS
                        DECEMBER 31, 1992, 1991 AND 1990

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION --

     The accompanying consolidated financial statements include the accounts of Secor Bank, Federal Savings Bank ("the Bank"), and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENTS, MORTGAGE-BACKED SECURITIES, AND ASSETS HELD FOR SALE --

     The Bank purchases investment securities and mortgage-backed securities for investment purposes. Under certain circumstances the Bank may determine that certain securities, which were originally purchased with the intent to be held until maturity and were classified as investments or mortgage-backed securities held for investment, may be sold. Upon making such determination, the Bank reclassifies all assets meeting the characteristics to Assets Held for Sale. Circumstances which the Bank has determined would make such a reclassification necessary include, but are not limited to the following:

          -- The downgrading of the credit rating of investment securities below a specified level.

          -- The identification of a specific group of assets which the Office of Thrift Supervision determines to be inappropriate investments for the Bank.

          -- The anticipation of the adoption of new accounting standards which would make such actions appropriate.

     Investments and mortgage-backed securities held for investment purposes are stated at amortized cost as a result of management's intent and ability to hold the securities until maturity. Related premiums are amortized and discounts are accreted using the level yield method. Investments and mortgage-backed securities held for sale are stated at the lower of cost or fair value. Gains and losses on disposition of investments and mortgage-backed securities are accounted for under the specific identification method.

     The Bank recognizes income on the investments in CMO residuals and REMIC "R" bonds in accordance with SFAS No. 91 which requires the use of the interest method. The effective interest rate applied to the carrying value of the investment is the discount rate that equates the present value of the estimated future cash inflows to the initial purchase price of the investment. As the estimate of future cash inflows changes, the Bank recalculates the effective yield to reflect actual payments to date and the revised estimate of future cash inflows. The net carrying value of the investment is adjusted to the amount that would have existed had the revised effective yield been applied since the purchase of the investment.

ALLOWANCE FOR LOSSES --

     The Bank provides allowances for estimated losses on loans when the borrower's ability to repay is doubtful and a significant decline in the value of the underlying collateral occurs. The Bank also records a provision, based upon a number of factors, including management's ongoing assessment of credit risk inherent in its loan portfolio, historical experience, and general market conditions, which is allocated to a general valuation allowance. While management uses the best information available in establishing allowances for losses, future adjustments to the allowances may be necessary if there are significant changes in economic conditions. In addition, the Bank also provides an allowance for delinquent interest on loans considered uncollectible.

                       SECOR BANK, FEDERAL SAVINGS BANK

COVERED ASSETS --

     Assets covered by the FRF assistance agreement ("covered assets") are carried at the lower of cost or fair value estimated at the end of each accounting period through a valuation allowance, which is adjusted on the basis of these estimates.

     The FRF agreed to contribute to the Bank 75% of each covered asset loss. The Bank has recorded an asset, representing 75% of the estimated covered asset losses, that is included in "Covered Assets, Net" in the consolidated statements of financial condition. See Notes 2, 6, and 11 for additional information.

LOANS AND FEES --

     Loan fees, net of certain direct costs associated with originating or acquiring loans, are deferred and accreted over the contractual lives of the loans originated using the level yield method, adjusted for prepayments as they occur.

     Origination fees on loans sold are recognized as loan fee income upon sale of the loan. Service release fees received on loans sold are recognized in income on the date the servicing of the loan is transferred.

     Loan commitment fees are recognized in income upon expiration of the commitment period unless the commitment results in the loan being funded.

BUILDINGS AND EQUIPMENT --

     Buildings and equipment are stated at cost, and depreciation is provided at straight-line rates over the estimated service lives of the related property. Expenditures for repairs and maintenance that significantly extend the life of an asset are capitalized and depreciated over its remaining useful life. Routine repairs and maintenance costs are charged to expense in the period incurred.

REAL ESTATE OWNED --

     Real estate owned is recorded at the lower of the recorded investment in the loan or fair value of the foreclosed property, less estimated costs of disposition. Any excess of the recorded investment over fair value of the property is charged to the allowance for loan losses at the time of foreclosure. Holding costs related to real estate owned are expensed as incurred. A provision for estimated losses on real estate is charged to earnings when, in management's opinion, such losses are anticipated.

     Loans receivable that have been "in-substance" foreclosed are recorded in the same manner and are reflected as "Real Estate Owned, Net" in the consolidated statements of financial condition. The Bank considers a loan as an "in-substance" foreclosure when (1) the borrower has little or no equity in the collateral based on current fair value, and (2) the repayment of the loan is expected to be generated only through the operation or sale of the collateral, and (3) the borrower has either abandoned control of the collateral or retained control of the collateral but repayment in the foreseeable future is doubtful. The net book value of covered and non-covered loans which are deemed to be "in-substance" foreclosures was $9,308,000 and $7,875,000 as of December 31, 1992 and 1991, respectively.

INTANGIBLES --

     In connection with acquisitions made by the Bank, the total amount of liabilities assumed which exceeded the fair value of assets acquired was presented as "Cost in excess of fair value of net assets acquired" in the consolidated statements of financial condition. The cost in excess of fair value of net assets acquired was previously being amortized over 10 years using the straight-line method. During 1991, the amortization period

                       SECOR BANK, FEDERAL SAVINGS BANK
was adjusted in accordance with management's decision to dispose of the related branch in 1992. See further discussion of branch sales pending at December 31, 1992, in Note 11.

     In connection with deposit assumptions made by the Bank, the premium paid for the Bank's entrance into new markets has been reflected as a "Market entry intangible" in the consolidated statements of financial condition. The market entry intangible is being amortized over 15 years using the straight-line method.

     In connection with the Bank's assumption of deposits, the premium paid by the Bank for the core deposit bases was recorded as a core deposit intangible and is classified in the consolidated statements of financial condition as "Core deposit intangible." The core deposit intangible represents the present value of the future benefits to be derived from the utilization of the assumed core deposits over their expected lives. Core deposits are generally defined as demand deposit transaction accounts, regular savings accounts and time deposit accounts, excluding jumbo and brokered accounts. The core deposit intangible is being amortized on a straight-line basis over the estimated life of the core deposits (7 years).

     In connection with management's implementation of the Bank's strategic plan which provides for the disposal of certain branches, core deposit and market entry intangibles were written down by $961,000 and $2,200,000, respectively, to estimated net realizable value in 1991.

     During 1989 and 1991, the Bank purchased mortgage servicing rights for which the cost has been reflected as "Purchased mortgage servicing" in the consolidated statements of financial condition. The cost of the mortgage servicing rights is being amortized over the estimated economic lives of the related servicing contracts to reflect a constant rate of return on the servicing portfolio.

INTEREST RATE SWAPS --

     The Bank enters into interest rate swaps as a means of managing interest rate exposure. The differential to be paid or received on these agreements is accrued at the rates specified over the life of the agreements, and is included in "Hedge expense, net," in the consolidated statements of operations. When interest rate swaps are sold or terminated simultaneously with the disposition of the related assets or liabilities, any resulting gain or loss is recognized. When interest rate swaps are sold or terminated without simultaneous disposition of the related assets or liabilities, any resulting gain or loss is deferred and amortized over the life of the related asset or liability.

EARNINGS (LOSS) PER COMMON SHARE --

     During 1992, 1991 and 1990, earnings per common share were reduced by the effect of $6,748,000, $6,748,000 and $5,061,000, respectively, in annual preferred stock dividends in arrears. Earnings/(loss) per common share was computed based on the weighted average number of common shares outstanding during the periods presented.

                       SECOR BANK, FEDERAL SAVINGS BANK

STATEMENTS OF CASH FLOWS --

     For purposes of the statements of cash flows, the Bank considers cash on hand and in banks and interest bearing deposits to be cash and cash equivalents. Supplemental disclosure of cash flow information is as follows:

                                                                   1992       1991       1990
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Cash paid during the year for:
  Interest on deposits and borrowings..........................  $125,384   $170,306   $208,910
  Income taxes.................................................       224        577         69
Non-cash investing and financing activities:
  Loans exchanged for mortgage-backed securities...............    36,678     69,442     10,076
  Non-cash additions to real estate owned......................     5,483     16,985     15,843
  Addition to FRF Note in exchange for amount due from FRF.....        --         --      5,689
  Decrease in guarantee of ESOP debt (Note 10).................        --       (200)      (400)
  Transfer of mortgage-backed securities from held for
     investment to held for sale...............................        --    113,657         --

INCOME TAXES --

     During 1992, the Bank adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" (which supersedes SFAS No. 96). There was no earnings impact or effect on financial position from implementing this new statement. SFAS No. 109 generally requires that deferred income taxes be provided based upon enacted tax rates which would apply during the period the taxes become payable, and the adjustment of deferred tax assets or liabilities for changes in future tax rates. Deferred taxes arise because certain transactions affect the determination of net income for financial reporting purposes in one period and the determination of taxable income for tax return purposes in a different period. See Note 13 for further discussion.

FAIR VALUES OF FINANCIAL INSTRUMENTS --

     In December 1991, the Financial Accounting Standards Board ("FASB") issued SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." This statement is effective for fiscal years ending after December 15, 1992, and requires disclosure of fair values of financial instruments and the methodology and assumptions used in estimating fair values. These disclosure requirements have been incorporated throughout the following applicable Notes to Consolidated Statements. In the event that quoted market prices are not available for certain financial instruments, fair values are based on estimates using present value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Therefore, the derived fair value estimates for such assets or liabilities cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the financial instrument. All nonfinancial instruments, by definition, are excluded from the fair market disclosure requirements. As a result, the aggregate fair value amounts presented herein do not represent the underlying value of the Bank and may not be indicative of amounts that might ultimately be realized upon disposition of those assets and liabilities.

     The following methods and assumptions were used by the Bank in determining estimates of fair value disclosures for financial instruments:

          CASH ON HAND AND IN BANKS: The carrying amount for cash on hand and in banks and interest bearing deposits approximates the fair value of these financial instruments.

                       SECOR BANK, FEDERAL SAVINGS BANK

          INVESTMENTS AND MORTGAGE-BACKED SECURITIES: Fair values for investments and mortgage-backed securities are based on quoted market prices, where available. In the event that quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

          LOANS RECEIVABLE: The fair value of loans receivable is estimated for portfolios of loans with similar financial characteristics. The fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          ASSETS HELD FOR SALE: Fair value of assets held for sale are based either on the contractual price agreed upon at the commitment date to be paid upon settlement or quoted market prices.

          COVERED ASSETS: The carrying amount for financial instruments included in covered assets approximates the fair value of these financial instruments.

          OFF-BALANCE-SHEET INSTRUMENTS: Fair values of the Bank's off-balance-sheet financial instruments, including interest rate swaps, standby letters of credit, over-the-counter put options and lending commitments are based on derivatives of quoted market prices, current settlement values, or pricing models.

          DEPOSITS: The fair values disclosed for non-interest bearing deposit accounts, NOW and money market deposits and regular savings accounts are equal to the reported carrying amount, which is the amount payable on demand as of the reporting date. Fair values for certificates of deposit are estimated using a discounted cash flow method which applies rates currently offered for deposits of similar remaining maturities.

          BORROWINGS: The fair value of the Bank's borrowings are determined by estimates using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of instruments.

FINANCIAL STATEMENT RECLASSIFICATIONS --

     The consolidated financial statements for prior years have been reclassified in certain instances in order to conform with the 1992 financial statement presentation.

REGULATORY AGREEMENT --

     On March 20, 1991, the Bank's Board of Directors signed an agreement with the OTS to avoid the initiation of administrative proceedings by the OTS. The provisions of the agreement, among other things, require the Bank (1) to obtain OTS approval before the payment of dividends or the redemption of the preferred stock issued to the FRF, (2) to modify or revise certain policies and procedures related to asset classification, electronic data processing, interest rate risk, and underwriting standards, (3) to develop a three-year strategic plan to be approved by the OTS, and (4) to limit growth in total assets during a calendar quarter to the amount of net interest credited to deposit liabilities during the previous calendar quarter.

     Management and the Board of Directors have taken steps to comply with all provisions of the agreement; however, some of the actions have not been completed. In the opinion of management, the agreement does not have a material adverse effect on the accompanying financial statements.

2. ACQUISITIONS:

     On December 31, 1987, the Bank acquired First Financial Bank, FSB, New Orleans, Louisiana ("First Financial") and First Federal Savings Bank, Slidell, Louisiana ("Slidell"). These institutions were Federally

                       SECOR BANK, FEDERAL SAVINGS BANK
chartered savings banks insured by the FSLIC. In connection with the acquisitions, the FSLIC agreed to provide financial assistance and indemnification related to the acquired entities as discussed below.

     The acquisitions were accounted for as purchases. The fair value of assets acquired exceeded the fair value of liabilities assumed, after consideration of FSLIC assistance, by $9,036,000. The excess was assigned to negative goodwill which has been classified in the consolidated statements of financial condition as a reduction of "Land, Buildings, and Equipment, Net" (See Note 5). The negative goodwill is being accreted to income on a straight-line basis over the weighted average remaining life of the fixed assets which is estimated to be ten years and is reflected as a reduction in depreciation expense. The accretion of the negative goodwill totaled $821,000, $821,000 and $747,000 during 1992, 1991 and 1990, respectively.

     As discussed in Note 1, the FSLIC agreed to provide assistance with the acquisitions. The FSLIC agreed to initially contribute $57,085,000 in cash and an $89,000,000 interest bearing note. In addition, the interest-bearing note and cash contribution were subsequently increased by approximately $5,689,000 and $1,253,000, respectively, after completion of an acquisition audit by the FDIC in 1990. The note receivable earned interest based on the average six-month Treasury bill rate plus 225 basis points and was paid off on September 30, 1991. The FSLIC also agreed to cancel $61,600,000 of Income Capital Certificates of First Financial. In exchange for cancellation of these Income Capital Certificates and $50,000,000 of the initial cash contribution, the Bank issued non-voting preferred stock with a stated value of $53,340,000 (See Notes 10 and 11).

     In addition to the above, the FSLIC also agreed to provide the Bank with ongoing assistance in an amount equal to 75% of all covered asset losses, yield maintenance and defined holding costs on covered assets, and indemnification against undisclosed liabilities or possible litigation arising from the acquisitions (See Notes 6 and 11). All such amounts received and to be received from the FSLIC/FRF are nontaxable under the Internal Revenue Code.

     See discussion in Note 11 regarding the Bank's recently executed Letter of Intent to terminate the FRF assistance agreement.

     The acquisitions were treated as tax-free mergers under special provisions of the Internal Revenue Code related to "troubled" savings and loan institutions. As a result, there exists significant differences in the carrying values of assets acquired and liabilities assumed for income tax purposes versus the carrying amounts for financial reporting purposes (See Note 13).

     All interest-bearing assets and interest-bearing liabilities acquired or assumed were recorded at their estimated market values as of December 31, 1987. The resulting discounts and premiums, net of accumulated amortization and accretion, at December 31, 1992 and 1991, were as follows:

                                                                      1992          1991
                                                                     -------       -------
                                                                        (IN THOUSANDS)
    Net discount on interest-bearing assets........................  $(3,865)      $(6,719)
    Net premium on interest-bearing liabilities....................     (494)       (1,473)
                                                                     -------       -------
                                                                     $(4,359)      $(8,192)
                                                                     -------       -------
                                                                     -------       -------

     The discounts and premiums are included in the consolidated statements of financial condition as an adjustment to the principal value of the applicable asset/liability. The discounts and premiums are accreted/amortized using the level yield method over the contractual lives of the related assets/liabilities adjusted for actual prepayments. The net accretion recorded during 1992, 1991, and 1990 was $1,037,000, $1,137,000 and $1,739,000, respectively. This accretion/amortization is classified in the consolidated statements of operations in the applicable interest income or interest expense category.

                       SECOR BANK, FEDERAL SAVINGS BANK

3. INVESTMENT SECURITIES:

     The book value and estimated fair value of the Bank's investment securities as of December 31, 1992 and 1991, were as follows:

                                                                        1992
                                                    ---------------------------------------------
                                                                 GROSS        GROSS
                                                      BOOK     UNREALIZED   UNREALIZED     FAIR
                                                     VALUE       GAINS        LOSSES      VALUE
                                                    --------   ----------   ----------   --------
                                                                   (IN THOUSANDS)
    U.S. Government and Government agency
      obligations.................................  $ 40,079     $1,144      $     --    $ 41,223
    Corporate debt securities.....................    11,494        202            --      11,696
    REMIC "R" bonds...............................        20         --            --          20
    CMO residuals.................................     3,668         --          (690)      2,978
    Federal Home Loan Bank stock..................    21,768         --            --      21,768
    Obligations of states and political
      subdivisions................................        10         --            --          10
    Planned amortization class bonds..............   165,438      2,589            --     168,027
    Other debt securities.........................        93         --            --          93
                                                    --------   ----------   ----------   --------
                                                    $242,570     $3,935      $   (690)   $245,815
                                                    --------   ----------   ----------   --------
                                                    --------   ----------   ----------   --------

                                                                        1991
                                                    ---------------------------------------------
                                                                 GROSS        GROSS
                                                      BOOK     UNREALIZED   UNREALIZED     FAIR
                                                     VALUE       GAINS        LOSSES      VALUE
                                                    --------   ----------   ----------   --------
                                                                   (IN THOUSANDS)
    U.S. Government and Government agency
      obligations.................................  $ 18,636     $  855      $     --    $ 19,491
    Corporate debt securities.....................    18,666        473            --      19,139
    REMIC "R" bonds...............................     4,644         --            --       4,644
    CMO residuals.................................    12,180         --        (5,443)      6,737
    Federal Home Loan Bank stock..................    20,407         --            --      20,407
    Obligations of states and political
      subdivisions................................        10         --            --          10
    Planned amortization class bonds..............    81,425      2,899            --      84,324
    Other debt securities.........................       388         --           (29)        359
                                                    --------   ----------   ----------   --------
                                                    $156,356     $4,227      $ (5,472)   $155,111
                                                    --------   ----------   ----------   --------
                                                    --------   ----------   ----------   --------

     The book value and estimated fair value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       BOOK        FAIR
                                                                      VALUE       VALUE
                                                                     --------   ----------
                                                                     (IN THOUSANDS)
    Due in one year or less........................................  $ 24,506   $   24,778
    Due after one year through five years..........................   116,271      118,067
    Due after five years through ten years.........................    76,244       78,111
    Due after ten years............................................     3,781        3,091
                                                                     --------   ----------
                                                                     $220,802   $  224,047
                                                                     --------   ----------
                                                                     --------   ----------
    FHLB stock.....................................................    21,768       21,768
                                                                     --------   ----------
                                                                     $242,570   $  245,815
                                                                     --------   ----------
                                                                     --------   ----------

                       SECOR BANK, FEDERAL SAVINGS BANK

     During 1992 and 1991, the Bank invested in REMIC Planned Amortization Class bonds with maturities of less than five years, issued by the FNMA and the FHLMC. These bonds generally maintain yield and average life stability over a range of prepayment rates.

     At December 31, 1992, interest-bearing deposits and investment securities with a book value of $420,000 and $910,000, respectively, were pledged in connection with public fund deposits and borrower guarantees. FHLB stock is pledged as collateral to the FHLB for outstanding advances. See related discussion in Note 8.

     Proceeds from sales of investment securities during 1992, all of which were classified as held for investment, were $4,806,000. Gross gains of $353,000 were realized on these sales during 1992. These investments were sold as a result of the downgrading of the credit rating of the securities.

4. LOANS RECEIVABLE AND MORTGAGE-BACKED SECURITIES:

     Loans receivable at December 31, 1992 and 1991, consisted of the following:

                                                                          1992          1991
                                                                       ----------     --------
                                                                       (IN THOUSANDS)
Mortgage Loans:
  Conventional loans.................................................  $  930,283     $834,788
  FHA and VA loans...................................................      16,593       18,222
  Construction and other.............................................      59,602       30,015
                                                                       ----------     --------
                                                                       $1,006,478     $883,025
                                                                       ----------     --------
Other Loans:
  Consumer installment loans, including consumer loan-backed
     securities......................................................  $   97,162     $ 96,651
  Loans secured by deposits..........................................      10,657       13,190
                                                                       ----------     --------
                                                                       $  107,819     $109,841
                                                                       ----------     --------
                                                                       $1,114,297     $992,866
                                                                       ----------     --------
Deduct-
  Undisbursed portion of loans.......................................  $  (25,120)    $ (2,810)
  Unearned discounts, premiums and fees, net.........................      (3,510)      (6,409)
  Unearned interest..................................................      (2,292)      (3,645)
  Acquisition discount and premium, net..............................      (2,575)      (3,039)
                                                                       ----------     --------
                                                                       $  (33,497)    $(15,903)
                                                                       ----------     --------
                                                                       $1,080,800     $976,963
Less-Allowance for losses............................................     (11,045)      (9,422)
                                                                       ----------     --------
                                                                       $1,069,755     $967,541
                                                                       ----------     --------
                                                                       ----------     --------
Estimated Fair Value.................................................  $1,119,934
                                                                       ----------
                                                                       ----------

     An analysis of the Bank's allowance for loan losses for the three-year period ended December 31, 1992, is detailed below:

                                                               1992        1991       1990
                                                              -------     ------     ------
                                                              (IN THOUSANDS)
    Beginning Balance, January 1..........................    $ 9,422     $6,901     $3,182
      Provision...........................................      4,788      6,781      4,315
      Charge-offs.........................................     (7,659)    (4,866)    (1,482)
      Recoveries..........................................      4,494        606        886
                                                              -------     ------     ------
    Ending Balance, December 31...........................    $11,045     $9,422     $6,901
                                                              -------     ------     ------
                                                              -------     ------     ------

                       SECOR BANK, FEDERAL SAVINGS BANK

     The amount of loans being serviced by the Bank for the benefit of others was $620,029,000, $680,818,000 and $527,845,000 at December 31, 1992, 1991 and
1990, respectively. The 1991 amount includes $148,911,000 in loans being sub-serviced by a third party.

     The Bank had approximately $20,254,000 of loans sold to others with recourse as of December 31, 1992.

     In the ordinary course of business, the Bank makes loans to directors, officers and principal stockholders of the Bank. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as comparable transactions with unrelated parties and do not involve more than the normal risks of collectibility. The amount of such related party loans was $2,170,000 and $2,525,000 at December 31, 1992 and 1991, respectively. During 1992, $18,000 of such loans were made and repayments totaled $373,000.

     As a federal savings bank, the Bank has a credit concentration in residential mortgages. Distribution of that concentration, among the Bank's market areas is as follows as of December 31, 1992:

                                                                                    PERCENT OF
                                                                       AMOUNT       TOTAL LOAN
                                                                   --------------   PORTFOLIO
                                                                   (IN THOUSANDS)   ----------
    Alabama......................................................     $400,040          37.0%
    New Orleans..................................................      252,919          23.4
    Other Louisiana locations....................................        5,337            .5
    Other states and purchased loans.............................      110,072          10.2
                                                                   --------------   ----------
                                                                      $768,368          71.1%
                                                                   --------------   ----------
                                                                   --------------   ----------

     Repayment of these loans, collateralized by owner-occupied residential properties, is highly dependent upon the local economies of the markets, several of which, including New Orleans, have higher unemployment rates than the national average.

     Mortgage-backed securities at December 31, 1992 and 1991, consisted of the following:

                                                                             1992       1991
                                                                           --------   --------
                                                                           (IN THOUSANDS)
Mortgage-backed securities...............................................  $493,996   $574,497
                                                                           --------   --------
Deduct
  Unearned discounts and premiums, net...................................  $    111   $ (4,247)
  Unaccreted acquisition discount........................................    (1,893)    (4,553)
                                                                           --------   --------
                                                                           $ (1,782)  $ (8,800)
                                                                           --------   --------
                                                                           $492,214   $565,697
                                                                           --------   --------
                                                                           --------   --------

     The Bank's mortgage-backed securities are stated at amortized cost. The securities held at December 31, 1992 bear interest at fixed and adjustable rates ranging from 5.5% to 11.5% and mature at various dates ranging from April 1996 to December 2029. At December 31, 1992 and 1991, gross unrealized gains and losses in the portfolio totaled $18,796,000 and $2,135,000, respectively, and $24,792,000 and $122,000, respectively.

     As of December 31, 1992, the Bank has pledged mortgage and consumer loan-backed securities with a book value of $285,201,000 in connection with public fund deposits, interest rate swaps, borrower guarantees, and medium-term notes. Loans are also pledged as disclosed in Notes 8 and 11.

                       SECOR BANK, FEDERAL SAVINGS BANK

     Proceeds from sales of mortgage-backed securities and realized gains and losses on such sales for the years ended December 31, 1992, 1991, and 1990 are as follows:

                                                                    1992       1991      1990
                                                                  --------   --------   -------
                                                                         (IN THOUSANDS)
Proceeds from sales of mortgage-backed securities...............  $159,543   $233,391   $40,013
                                                                  --------   --------   -------
                                                                  --------   --------   -------
Gross realized gains from sales of mortgage-backed securities...  $  9,666   $  8,231   $   655
Gross realized losses from sales of mortgage-backed
  securities....................................................       (56)      (333)       --
                                                                  --------   --------   -------
Net realized gain on sales of mortgage-backed securities........  $  9,610   $  7,898   $   655
                                                                  --------   --------   -------
                                                                  --------   --------   -------

     Approximately $122.6 million of the 1992 proceeds from sales of mortgage-backed securities resulted from sales of mortgage-backed securities classified as held for sale at December 31, 1991 (see Note 14). All other proceeds resulted from the sale of mortgage-backed securities held for investment.

5. LAND, BUILDINGS AND EQUIPMENT:

     Land, buildings and equipment, as reflected in the accompanying consolidated statements of financial condition at December 31, 1992 and 1991, consisted of the following:

                                                                       1992         1991
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Land...........................................................  $  6,257     $  6,239
    Buildings......................................................    22,843       22,554
    Equipment and other............................................    14,938       13,870
    Negative goodwill (Note 2).....................................    (4,929)      (5,750)
                                                                     --------     --------
                                                                     $ 39,109     $ 36,913
    Less-Accumulated depreciation and amortization.................   (19,875)     (16,634)
                                                                     --------     --------
                                                                     $ 19,234     $ 20,279
                                                                     --------     --------
                                                                     --------     --------

6. COVERED ASSETS AND REAL ESTATE OWNED:

     Covered assets and real estate owned at December 31, 1992 and 1991, included the following:

                                                                              1992
                                                                ---------------------------------
                                                                COVERED    NON-COVERED    TOTAL
                                                                --------   -----------   --------
                                                                         (IN THOUSANDS)
Real estate owned:
  Acquired by foreclosure, deed in lieu of foreclosure or
     in-substance foreclosure.................................  $ 28,283     $ 9,552     $ 37,835
  Acquired for development and sale...........................        --       1,753        1,753
Loans receivable..............................................    42,630          --       42,630
Accumulated depreciation, unearned interest and discounts to
  facilitate..................................................    (1,709)       (272)      (1,981)
Valuation allowance...........................................   (22,859)     (1,799)     (24,658)
FRF assistance receivable.....................................    16,244          --       16,244
                                                                --------   -----------   --------
                                                                $ 62,589     $ 9,234     $ 71,823
                                                                --------   -----------   --------
                                                                --------   -----------   --------

                       SECOR BANK, FEDERAL SAVINGS BANK

                                                                              1991
                                                                ---------------------------------
                                                                COVERED    NON-COVERED    TOTAL
                                                                --------   -----------   --------
                                                                         (IN THOUSANDS)
Real estate owned:
  Acquired by foreclosure, deed in lieu of foreclosure or
     in-substance foreclosure.................................  $ 33,315     $14,486     $ 47,801
  Acquired for development and sale...........................        --       3,176        3,176
Loans receivable..............................................    55,241          --       55,241
Accumulated depreciation, unearned interest, and discounts to
  facilitate..................................................    (1,873)        (69)      (1,942)
Valuation allowance...........................................   (21,396)     (1,061)     (22,457)
FRF assistance receivable.....................................    16,047          --       16,047
                                                                --------   -----------   --------
                                                                $ 81,334     $16,532     $ 97,866
                                                                --------   -----------   --------
                                                                --------   -----------   --------

     In connection with the acquisitions of First Financial and Slidell as discussed in Note 2, the FSLIC agreed to provide contributions for losses on certain assets and maintain a specified yield on the assets. These FSLIC (now
FRF) commitments were required by the Bank to acquire the existing problem assets and assume the existing liabilities. The agreement between the Bank and FRF defines "covered" assets as (i) loans delinquent 90 days or more as of December 31, 1987, and loans that became and remained 90 days delinquent on the 360th day after December 31, 1987, unless foreclosure occurred during the period; (ii) loans to facilitate the sale of real estate owned on the books as of December 31, 1987; (iii) FSLIC/FRF-approved loans to facilitate the sale of covered assets after December 31, 1987; (iv) all real estate owned and repossessed property on the books as of December 31, 1987; (v) all loans originated prior to December 31, 1987, which were foreclosed during 1988; and
(vi) certain other assets specifically identified in the agreement. The FSLIC agreed to contribute an amount equal to 75% of each covered asset loss incurred prior to the termination of the assistance agreement. A covered asset loss is defined in the agreement as the amount by which the book value of the covered asset exceeds the net proceeds received by the Bank upon disposition of the asset. In addition, the FRF may elect to reimburse the Bank for 75% of the estimated loss, based on appraised value, of a covered asset prior to disposition. Upon such an election, no further yield maintenance or expense reimbursements are provided. Book value is defined as the value of a covered asset reflected on the books of the Bank, not giving effect to any specific reserve or valuation allowance. As a result of this agreement, the Bank has recorded an asset, the FRF assistance as described above, that represents an amount equal to 75% of the estimated covered asset losses. See discussion in
Note 11 regarding the recently executed Letter of Intent to terminate the FRF assistance agreements in 1993.

     As previously discussed above, the FSLIC also agreed to pay the Bank a yield maintenance on certain covered assets, for the term of the agreement, equal to the excess of the guaranteed yield amount over the actual yield. The guaranteed yield amount was equal to (i) the average six-month Treasury bill rate plus 200 basis points for 1988; (ii) the average six-month Treasury bill rate plus 150 basis points for 1989; (iii) the average six-month Treasury bill rate plus 100 basis points for 1990; and (iv) the average six-month Treasury bill rate plus 50 basis points for the remaining years of the agreement. If the actual yield on covered assets exceeded the guaranteed yield amount, the Bank paid an amount equal to 50% of the excess to the FRF. The yield maintenance earned by the Bank was recorded as income in the period to which it accrued. The Letter of Intent to terminate the FRF assistance agreement (See Note 11 for further discussion) provides that yield maintenance provisions of the agreement will terminate as of September 30, 1992. Therefore, no yield maintenance income or charge was recorded subsequent to September 30, 1992.

     During the fourth quarter of 1991, the FRF elected to reimburse the Bank for 75% of the estimated loss on certain commercial properties based on most recent appraised values. This reimbursement, totaling $14,425,000, was received during the first quarter of 1992 and is included in "Due from FRF" at

                       SECOR BANK, FEDERAL SAVINGS BANK

December 31, 1991. The FRF will further reimburse the Bank for 75% of any additional loss incurred upon the ultimate disposition of these properties. However, as a result of this election, yield maintenance and expense reimbursement for these properties has been discontinued.

     The Bank has recorded a receivable in the amount of $2,271,000 and $32,763,000 as of December 31, 1992 and 1991, respectively, which represents fourth quarter amounts due from FRF for covered asset losses, yield subsidy income on covered assets and other related claims. These amounts are included in the consolidated statements of financial condition as "Due from FRF."

     The Bank recognized $(1,785,000), $2,380,000 and $7,644,000 in yield subsidy (expense)/income on covered assets, $157,000, $485,000, and $335,000 in yield subsidy income on real estate operations and $414,000, $574,000, and $819,000 in covered asset expense reimbursements by the FRF in 1992, 1991, and 1990, respectively.

     The valuation allowances on covered assets and real estate owned at December 31, 1992 and 1991, included the following:

                                                                          1992      1991
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Allowance for foreclosed or in-substance foreclosed property.......  $21,325   $15,868
    Allowance for property held for development and sale...............      603       453
    Allowance for covered loans........................................    2,730     6,136
                                                                         -------   -------
                                                                         $24,658   $22,457
                                                                         -------   -------
                                                                         -------   -------

     An analysis of the Bank's valuation allowance on covered assets and real estate owned for the three-year period ended December 31, 1992, is detailed as follows:

                                                           1992         1991         1990
                                                          -------     --------     --------
                                                                   (IN THOUSANDS)
    Beginning Balance, January 1........................  $22,457     $ 50,648     $ 61,442
      Provision.........................................    4,241        7,045        2,444
      Charge-offs, net..................................   (2,040)     (35,236)     (13,238)
                                                          -------     --------     --------
    Ending Balance, December 31.........................  $24,658     $ 22,457     $ 50,648
                                                          -------     --------     --------
                                                          -------     --------     --------

                       SECOR BANK, FEDERAL SAVINGS BANK

7. DEPOSITS:

     The weighted average rate payable on all deposits at December 31, 1992 and 1991, was 4.92% and 6.41%, respectively. The rates at which the Bank paid interest on deposits and the related balances of such deposits at December 31, 1992 and 1991, were as follows:

                                                               1992
                                                     -------------------------
                                                      CARRYING         FAIR
                                                       VALUE          VALUE           1991
                                                     ----------     ----------     ----------
                                                                  (IN THOUSANDS)
    Type and Rate:
    Regular savings, from 2.75% to 5.00% at
      December 31, 1992, and from 5.00% to 5.84% at
      December 31, 1991............................  $  137,622     $  137,622     $   84,444
    NOW and money market deposits, from 2.25% to
      7.38% at December 31, 1992, and from 4.13% to
      7.70% at December 31, 1991...................     277,605        277,605        290,073
    Certificates, from 2.75% to 12.50% at December
      31, 1992, and from 3.88% to 12.50% at
      December 31, 1991............................   1,071,247      1,092,607      1,257,575
    Non-interest bearing accounts..................      17,494         17,494         11,418
    Acquisition premium............................         494             --          1,473
                                                     ----------     ----------     ----------
                                                     $1,504,462     $1,525,328     $1,644,983
                                                     ----------     ----------     ----------
                                                     ----------     ----------     ----------

     Interest on deposits consisted of the following:

                                                       1992           1991           1990
                                                      -------       --------       --------
                                                                 (IN THOUSANDS)
    Regular savings.................................  $ 5,062       $  3,698       $  3,220
    NOW and money market deposits...................    9,867         16,286         18,420
    Certificates....................................   71,425         93,558        108,708
                                                      -------       --------       --------
                                                      $86,354       $113,542       $130,348
                                                      -------       --------       --------
                                                      -------       --------       --------

     At December 31, 1992 and 1991, the scheduled maturities of certificates were as follows:

                                                                   1992             1991
                                                                ----------       ----------
                                                                      (IN THOUSANDS)
    Within one year...........................................  $  648,553       $  770,813
    One to two years..........................................     194,832          214,552
    Two to three years........................................     101,374          133,539
    Thereafter................................................     126,488          138,671
                                                                ----------       ----------
                                                                $1,071,247       $1,257,575
                                                                ----------       ----------
                                                                ----------       ----------

     A gain of approximately $645,000, $195,000, and $423,000, respectively, was recorded in 1992, 1991, and 1990 on the early redemption of approximately $25,800,000, $7,500,000, and $8,100,000, respectively, of Loan-to-Lender certificates of deposit arising from the acquisition of First Financial, as discussed in Note 2. These certificates of deposit were issued by First Financial in connection with various Louisiana Public Facilities Authority (the "Authority") Loan-to-Lender Revenue Bond issues. Upon issuance of Revenue Bonds, the Authority deposited the proceeds with First Financial which issued Loan-to-Lender certificates of deposit which were "marked-to-market" in connection with the Bank's acquisition of First Financial. The early redemption of these certificates of deposit resulted from early retirement of the associated bond issues.

                       SECOR BANK, FEDERAL SAVINGS BANK

The gain recorded on the early redemption of these certificates of deposit represents the unamortized premium remaining for the certificates which was recorded in connection with the acquisition of First Financial. These amounts are presented as an "Extraordinary Item" in the consolidated statements of operations.

8. BORROWINGS:

     Borrowings, net of related premiums, discounts and debt issuance costs, as of December 31, 1992 and 1991, were as follows:

                                                                 1992
                                                         ---------------------
                                                         CARRYING       FAIR
                                                          VALUE        VALUE         1991
                                                         --------     --------     --------
                                                                   (IN THOUSANDS)
    Federal Home Loan Bank advances....................  $270,252     $277,684     $188,234
    Convertible subordinated debentures................     8,753        7,751        8,719
    Medium-term notes..................................    35,850       39,450       45,739
    Mortgages payable..................................     3,315        3,325        3,371
    Other..............................................        --           --           45
                                                         --------     --------     --------
                                                         $318,170     $328,210     $246,108
                                                         --------     --------     --------
                                                         --------     --------     --------

     Borrowings as of December 31, 1992, mature as follows (in thousands):

YEAR ENDED
- ----------
  1993............................................................  $ 91,712
  1994............................................................    74,751
  1995............................................................    50,175
  1996............................................................    38,310
  1997............................................................    23,863
Thereafter........................................................    39,359
                                                                    --------
                                                                    $318,170
                                                                    --------
                                                                    --------

     The Bank has pledged as collateral for the Federal Home Loan Bank advances, qualifying first mortgage loans in an amount in excess of approximately 125% of the advances plus all of its Federal Home Loan Bank stock. The advances had weighted average rates of 6.85% and 8.63% at December 31, 1992 and 1991, respectively.

     On June 2, 1986, the Bank issued $25 million principal amount of 7.5% Convertible Subordinated Debentures due 2011. The debentures are convertible at any time prior to maturity, unless previously redeemed, into shares of the Bank's common stock at an initial conversion price of $10.22 per share. Interest on the debentures is payable on June 1 and December 1 of each year. The debentures are redeemable, in whole or in part, at the option of the Bank, at declining redemption prices. The Bank is required to redeem annually approximately 5% of the original principal amount of the debentures, commencing on June 1, 1996, resulting in retirement of at least 75% of the original principal amount of the debentures prior to maturity. No debentures were converted to stock during 1992 and 1991. During 1990, the Bank redeemed $7,957,000 of the convertible debt. A gain of $1,881,000 was recorded in connection with the early extinguishment of the debt and this amount is presented as an "Extraordinary Item" in the consolidated statements of operations. See Note 7 for discussion of the remaining extraordinary gain in 1990. Debt issuance costs are being amortized over 25 years using the level yield method. The Bank is allowed to include the debentures in supplementary capital for purposes of determining total capital under the capital regulations set forth by Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") (See Note 10).

                       SECOR BANK, FEDERAL SAVINGS BANK

     In July 1987, the Bank filed a $200 million mortgage-backed medium-term note shelf registration. The notes under this registration are issued in minimum denominations of $100,000, range in maturity from nine months to fifteen years, and are issued at fixed or variable rates of interest. During 1988, the Bank issued $90.5 million in notes under the shelf registration. At December 31, 1992 and 1991, the interest rates on outstanding notes ranged from 9.33% to 9.63% and 9.15% to 9.63%, respectively. The notes outstanding at December 31, 1992, mature at various dates ranging from August 1993 to August 1995. Mortgage-backed securities with a book value of $64,581,000 are pledged as collateral on the notes.

     Mortgages payable at December 31, 1992, consisted primarily of a mortgage on an apartment complex, representing the Bank's guarantee under a multifamily housing bond issue. This mortgage bears interest at a fixed rate of 7.63% and matures in October 1995. No principal is due prior to maturity.

     Periodically, the Bank enters into sales of securities under agreements to repurchase. The securities underlying the agreements remain in the asset accounts in the consolidated statements of financial condition; however, the securities underlying the agreements are physically delivered to national securities dealers who arrange the transactions. During the terms of the agreements, the dealers may have sold or loaned such securities to other parties in the normal course of their operations and have agreed to resell to the Bank the identical securities at the maturities of the agreements. At December 31, 1992 and 1991, there were no securities sold under agreements to repurchase. Securities sold under agreements to repurchase averaged $5,644,000, $67,748,000 and $151,385,000 during 1992, 1991, and 1990, respectively, and the maximum amount outstanding at any month-end during 1992, 1991, and 1990 was $24,634,000, $200,394,000, and $266,878,000, respectively.

9. EMPLOYEE BENEFIT PLANS:

PROFIT SHARING PLAN --

     The Bank has a defined contribution profit sharing plan. The Plan was effective January 1, 1983, and covers all employees who meet certain age and service requirements. The Bank's contributions to the Plan are comprised of an amount determined at the discretion of the Board of Directors and a required amount to match 25% of each employee's voluntary contribution up to 6% of the employee's compensation. No discretionary contribution was made for 1992. The discretionary contribution for 1991 and 1990 was $100,000 and $125,000, respectively. Total expense to the Bank under the Plan was $198,000, $214,000, and $219,000, in 1992, 1991, and 1990, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP") --

     In May 1985, the Bank adopted a defined contribution, leveraged, ESOP. Under the ESOP, the Bank can make annual contributions for the benefit of eligible employees, in the form of either cash, common shares, or preferred shares of the Bank. The amount of the annual contribution is discretionary except that it must be sufficient to enable the ESOP to meet its current obligations. The Bank has received a determination letter from the Internal Revenue Service qualifying the ESOP under the Internal Revenue Code. The annual discretionary contribution was $150,000, $400,000, and $474,000 for 1992, 1991,
and 1990, respectively. Total expense to the Bank under the ESOP was $161,000, $439,000, and $355,000 in 1992, 1991, and 1990, respectively.

     The Bank is authorized to issue 10,000 shares of preferred stock, $100 par value, that is restricted to ownership by the ESOP. During 1988, 10,000 shares were issued to the Plan and were funded by a loan obtained by the ESOP from a local commercial bank which was repaid in 1991.

     A defined benefit pension plan of an acquired institution was terminated effective December 31, 1988. The termination of this plan was approved by both the Pension Benefit Guaranty Corporation and the Internal

                       SECOR BANK, FEDERAL SAVINGS BANK

Revenue Service. Reversionary benefits of $134,000 are included in the Bank's discretionary contribution to the ESOP in 1990 and reduced total expense to the Bank for that year.

POST RETIREMENT BENEFITS --

     In December, 1990, the FASB issued SFAS No. 106, "Accounting for Post Retirement Benefits Other Than Pensions," adoption of which is required by 1993. The Bank has not implemented SFAS No. 106 as of December 31, 1992; however, had the new accounting standard been implemented by the Bank, the effect on the consolidated financial statements would not have been significant.

10. STOCKHOLDERS' EQUITY:

     Current regulations require that savings institutions maintain capital sufficient to meet three requirements, as defined: (1) a leverage ratio requirement, (2) a risk-based capital requirement, and (3) a tangible capital requirement. The leverage capital requirement is equal to 3% of adjusted total assets (the OTS has proposed to increase this minimum level to at least 4% for all but the most highly rated institutions), the risk-based capital requirement is equal to 8% of risk-based assets, and the tangible capital requirement is equal to 1.5% of adjusted total assets. In December 1992, the capital standards under FDICIA became effective. These regulations established capital standards in five categories ranging from "critically undercapitalized" to "well capitalized," and defined "adequately capitalized" as at least 4% for core (leverage) capital. Institutions with a core capital level less than 4% or risk-based capital less than 8% are considered "undercapitalized," and subject to increasingly stringent prompt corrective action measures. The Bank was in compliance with all three capital requirements as of December 31, 1992.

     At the time of conversion from a mutual to stock association (November 6, 1985), the Bank was required by the Federal Home Loan Bank Board ("FHLBB") to establish a "liquidation account" for the benefit of persons who were account holders as of December 31, 1982, ("Eligible Account Holders") and persons who were account holders as of June 30, 1985, ("Supplemental Eligible Account Holders") who continue to maintain their account in the Bank after the date of conversion. This special account was credited with an amount equal to the net worth of the Bank on June 30, 1985 ($20,078,000 unaudited). Each Eligible Account Holder and Supplemental Eligible Account Holder will, with respect to each savings account held, have a related interest in a portion of the balance of the liquidation account. This interest is referred to as a "subaccount balance." The interest of each Eligible Account Holder and each Supplemental Eligible Account Holder is reduced annually by an amount proportionate to any reduction in savings account balances measured on December 31 of each year beginning December 31, 1982, for Eligible Account Holders and December 31, 1985, for Supplemental Eligible Account Holders. In the event of a complete liquidation of the Bank, each such account holder will be entitled to a liquidation distribution from the liquidation account in an amount equal to the then current adjusted subaccount balance for savings accounts then held, before any liquidation distribution may be made with respect to capital stock.

     The Bank issued to the FSLIC 26,670 shares of Series B, Class 1 Preferred Stock in conjunction with the acquisition of First Financial (See Note 2). The preferred stock provides for quarterly payments of cumulative dividends of 12.5% per annum, has a stated value of $2,000 per share, and is redeemable at the option of the Bank at any time at a redemption value of $2,000 per share plus any dividends accrued and unpaid. The Bank is also authorized to issue up to 27,000 shares of Series B, Class 2 Preferred Stock to any person purchasing the Class 1 shares from the FRF. See discussion in Note 11 regarding the Bank's recently executed Letter of Intent to repurchase the outstanding preferred stock held by the FRF in 1993.

     During 1988, the Bank issued 10,000 shares of Series A, 1987, 8% Cumulative Convertible Preferred Stock, with a par value of $100 per share. The preferred stock is unregistered and is restricted to ownership by the ESOP (See Note 9). Each share of stock is convertible, at the option of the Bank, to 8.33 shares of common stock. The ESOP will receive dividends, if declared, of 8% per annum per share, payable on a semi-

                       SECOR BANK, FEDERAL SAVINGS BANK
annual basis. The ESOP funded the purchase of the stock with a $1 million loan from a commercial bank. The loan was repaid by the ESOP in quarterly installments in the amount of $100,000 each, which began on December 31, 1988, with interest at a rate of 8% per annum and was completely repaid in 1991. The ESOP funded the repayment of the debt with contributions made by the Bank. As the loan was repaid, the Bank reduced the liability and corresponding charge to stockholders' equity recorded on its books.

     The Bank may not pay dividends on or repurchase any of its common stock if the effect thereof would reduce net worth below the amount required for the liquidation account, below the fully phased-in capital requirements prescribed by the OTS, or below the adequately capitalized level as defined by FDICIA.

     On May 16, 1990, the Board of Directors suspended the declaration of all dividends. Accordingly, no dividends were declared, accrued or paid subsequent to that date. Preferred stock dividends not accrued or paid were $6,748,000 annually, or $1.90 per common share, for the years ended December 31, 1992 and 1991, and $5,061,000, or $1.43 per common share, for the year ended December 31, 1990. Earnings per share have been reduced by the effect of each year's preferred stock dividends in arrears. Cumulative preferred stock dividends in arrears at December 31, 1992, totaled $18,557,000. The resumption of the payment of dividends must be approved by the OTS.

11. COMMITMENTS AND CONTINGENCIES:

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, over-the-counter put options, and interest rate swaps. These instruments involve, to varying degrees, elements of credit, interest rate, and market risk in excess of the amount recognized in the consolidated statements of financial position. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Market risk is defined as the possibility that future changes in the market price may make a financial instrument less valuable or more costly. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. Financial instruments with off-balance-sheet risk at December 31, 1992, were:

                                                                              CONTRACT OR
                                                                            NOTIONAL AMOUNT
                                                                            ---------------
                                                                            (IN THOUSANDS)
    Financial instruments whose contract amounts represent credit risk:
      Commitments to extend credit (including commitments on loans to be
         sold to investors)...............................................     $ 142,467
      Standby letters of credit...........................................        23,588
      Unused consumer lines of credit.....................................        33,396
    Financial instruments whose notional or contract amounts represent market risk:
      Interest rate swap agreements.......................................       169,900
      Over-the-counter put options........................................        10,000

     The Bank estimates the fair value of the above off-balance-sheet commitments based upon the net current settlement values of the individual instruments, which was a payable of $7,743,000 at December 31, 1992 (consisting of a payable of $7.7 million on interest rate swap agreements offset by a receivable on the over-the-counter put options of $24,000).

     For commitments to extend credit and standby letters of credit, the Bank's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not

                       SECOR BANK, FEDERAL SAVINGS BANK
represent exposure to credit loss but rather give an indication of the volume of the transactions. The Bank controls the credit risk of its interest rate swap agreements through credit approvals, limits, and monitoring procedures.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate, personal property, and income-producing commercial properties.

     Outstanding commitments to extend credit are for loans with a weighted average coupon rate of 7.74%, excluding discount points, and a weighted average maturity of 25 years. Approximately 7% of these commitments are for loans to be sold to investors upon final origination.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. These commitments expire at various times between October 1995 and October 1997. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The commitments are collateralized by real property. The extent of collateral held for these commitments at December 31, 1992, varies from 99% to 128% of the commitment amount; the average amount collateralized is 111%. In addition, the Bank has pledged $24,542,000 in mortgage-backed securities in connection with standby letters of credit agreements.

     To hedge/mitigate the aforementioned market risk inherent in the origination of mortgage loans, the Bank uses over-the-counter put options. Options are considered by many in the financial markets as "insurance" against adverse price movement, while offering the flexibility to benefit from possible favorable price movement. An option, when purchased, gives the buyer the right, but not the obligation, to buy or sell a specific amount (the notional amount) of a specific commodity at a specific price, within a specified period of time.

     The Bank has entered into interest rate swap agreements with major investment and banking firms for the purpose of hedging outstanding borrowings to assist in its overall asset/liability management strategy. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying notional principal amounts. The agreements, which expire from 1993 to 1996, provide for fixed and variable rate interest payments (ranging from 3.12% to 13.43%) by the Bank and fixed and variable rate interest receipts (ranging from 3.25% to 8.35%) on approximately $169.9 million notional principal amount at December 31, 1992. At December 31, 1992, the weighted average interest rate payable and receivable on swap agreements was 7.82% and 5.05%, respectively. Interest expense, net of interest income, on the swap agreements is classified as "Hedge expense, net" in the consolidated statements of operations. The Bank has provided letters of credit totaling $9,800,000 and mortgage-backed securities totaling $4,244,000 as collateral for these agreements. The letters of credit were issued by the FHLB on behalf of the Bank.

     Entering into interest rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest rate risk associated with unmatched positions if a counterparty defaults. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are limited to the interest receivable from the counterparty less any interest owed to that party.

                       SECOR BANK, FEDERAL SAVINGS BANK

CASH RESTRICTIONS --

     As of December 31, 1992 and 1991, cash on hand and in banks includes $3,700,000 and $3,645,000, respectively, of required reserves held on deposit with the FHLB.

LEASES --

     The Bank leases land and certain of its office and branch facilities under noncancelable operating lease agreements which expire between 1993 and 2011. The majority of the leases provide for renewal options to extend the life of the lease. The Bank subleases certain of these properties. The aggregate future minimum payments and receipts under such operating leases and subleases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1992, are as follows:



        YEAR ENDING                                        FUTURE MINIMUM   FUTURE MINIMUM
        DECEMBER 31                                        LEASE PAYMENTS   SUBLEASE  RECEIPTS
        -------------------------------------------------  --------------   ------------------
                                                           (IN THOUSANDS)

        1993.............................................     $  1,833          $  469
        1994.............................................        1,148             349
        1995.............................................          811             341
        1996.............................................          709             341
        1997.............................................          674              60
        After 1997.......................................        4,874               6
                                                           --------------      -------
                                                              $ 10,049          $1,566
                                                           --------------      -------
                                                           --------------      -------

FDIC ASSESSMENTS --

     The responsibility of insuring deposits of savings institutions rests with the SAIF. This fund, which is supervised by the FDIC, keeps insurance fees and assessments from savings institutions separate from those paid by banks and is backed by the full faith and credit of the U.S. Government.

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rates were $2.08 per $1,000 of deposits until December 31, 1990 and were $2.30 per $1,000 from January 1, 1991, until December 31, 1992. The FDIC Improvement Act of 1991 expanded the FDIC's assessment latitude, including the ability to base assessments on risk profiles. As of January 1, 1993, the Bank's assessment rate increased to $2.90 per $1,000 of deposits. The Bank was assessed insurance premiums of $3,654,000 during 1992 by the FDIC.

     In addition to the insurance assessments discussed above, the OTS was empowered to assess savings institutions a "general assessment." This assessment, which is based on an institution's total assets, allows the OTS to raise funds to cover supervisory and operating expenses. During 1992, 1991, and 1990, the Bank was assessed $332,000, $340,000, and $464,000, respectively. These amounts are presented in the consolidated statements of operations as "Other operating expenses."

LETTERS OF INTENT --

     On February 24, 1992, the Bank executed a Letter of Intent setting forth an agreement in principle for the acquisition of the Bank by Union Planters Corporation ("UPC"), a multi-state bank holding company headquartered in Memphis, Tennessee. The negotiations were terminated later in 1992 because the two parties could not agree to mutually acceptable terms.

     In December 1992, the FDIC approved a proposed transaction between the Bank and the FDIC as manager of the FRF which would (1) allow the Bank to purchase its $53,340,000 in preferred stock held by

                       SECOR BANK, FEDERAL SAVINGS BANK
the FRF (See Notes 2 and 10) and (2) provide for a settlement and termination of the assistance agreement between the FRF and the Bank (See Notes 2 and 6).

     The proposed transaction, which the Bank anticipates to be completed in April 1993, is subject to (1) the execution by the FDIC and the Bank of a definitive agreement, (2) approval of the definitive agreement by the OTS and
(3) approval by the Bank's stockholders.

     Consideration to be paid for the repurchase of the $53,340,000 in preferred stock, together with all related unpaid dividends in arrears, which totaled $18,336,000 at December 31, 1992, is proposed to consist of the following:

     -- The payment to the FDIC of $27,000,000 in a combination of cash
      (approximately $15,000,000) and an initial credit related to the settlement and termination of the covered assets assistance agreement (approximately $12,000,000).

     -- The issuance to the FDIC by the Bank of $8,000,000 of seven year 9.5% subordinated debentures which may be redeemed by the Bank at its option during the first six months of issue at 78.5% of par and thereafter at par.

     -- The issuance to the FDIC by the Bank of ten year warrants to purchase
      25% of the fully diluted shares of the Bank's common stock (or approximately 1,600,000 shares) at an exercise price of $2.00 per share.

     The proposed settlement and termination of the assistance agreement, which originated with the Bank's acquisition of two Louisiana thrifts in 1987 (See Notes 2 and 6), was also approved by the FDIC. In general, the settlement will be based upon the valuation or disposition of the covered assets and contingent liabilities of the acquired institutions, including pre-acquisition legal matters referred to below.

     Any loss resulting from the valuation or disposition of the covered assets will be borne 75% by the FDIC and 25% by the Bank. The FDIC has agreed to pay the Bank $3,000,000 to assume responsibility for contingent liabilities of the acquired institutions.

PENDING TRANSACTIONS --

     On September 3, 1992, the Bank signed a definitive agreement with AmSouth Bank, N.A. for the sale of five of the Bank's Alabama branches and on October 20, 1992, the Bank signed a definitive agreement with West Alabama Bank and Trust for the sale of three of the Bank's Alabama branches. These agreements are subject to various regulatory approvals and are in accordance with the Bank's strategic plan for downsizing the balance sheet through redefinition of the Bank's branch delivery system. Based on December 31, 1992 balances, the proposed branch sales will approximate $121,300,000 in deposits, $45,400,000 in loans, and the sale of all related facilities and branch assets. It is anticipated that these transactions will be closed in the first half of 1993.

LEGAL MATTERS --

     The Bank is a party to a number of claims and lawsuits generally common to its operations. Certain of these matters involve lawsuits filed against acquired institutions on actions prior to their respective acquisition dates. In the event actual losses related to the acquired institutions exceed reserves established for such purposes at the acquisition dates, the Bank will be reimbursed between 90% and 100% of losses in excess of such amounts, depending on the specific assistance agreement. However, upon the completion of the proposed settlement and termination of the assistance agreement discussed above, the FDIC has agreed to pay the Bank $3,000,000 to assume responsibility for contingent liabilities of the acquired institutions. Reserves have been provided for the expected losses to be incurred with respect to claims and lawsuits and are classified in "Other Liabilities" in the accompanying consolidated statements of financial condition. Management is of the opinion

                       SECOR BANK, FEDERAL SAVINGS BANK
that final disposition of these matters will not have a material effect on the Bank's financial condition and results of operations.

     In October, 1991, a jury in the Circuit Court of Jefferson County rendered a verdict against the Bank in the aggregate amount of $3,525,000 (subsequently reduced by a judgment to $2,100,000) for alleged breaches of contract, fraud, and punitive damages. The judgment has been appealed by both parties. The Bank recorded a provision in 1991 for management's estimate of probable loss in connection with this matter.

12. STOCK OPTION PLAN:

     The Bank has 161,771 shares of common stock reserved for issuance under the 1988 Stock Option Plan and 317,250 shares of common stock reserved for issuance under the 1985 Stock Option Plan. The Bank has granted total options under both plans, net of cancellations, for 337,625 shares as of December 31, 1992.

     The Plans provide that the option price may not be less than the fair market value of the shares on the date of the grant. The options granted can be exercised beginning one year from the date of the grant (except the May 1986 options which were not exercisable until May 1988 and the December 1987 options which were not exercisable until December 1989). The options under both Plans expire ten years after the date of the grant. The Plans also provide that stock appreciation rights may be granted concurrently with stock options under the Plans. The appreciation rights entitle the participant to receive shares of common stock or cash for the excess of the fair market value of the stock at the date of exercise over the option price. Stock appreciation rights totalling 72,000 were outstanding under the Plans as of December 31, 1992.

     Information with respect to the stock options for the years ended December 31, 1992, 1991, and 1990, is summarized as follows:

                                                                   NUMBER OF
                                                                    SHARES       OPTION PRICE
                                                                   ---------     ------------
    Outstanding, December 31, 1989...............................   197,875       $5.11-10.33
      Granted....................................................    50,000              5.25
      Canceled...................................................   (39,750)       9.44-10.33
                                                                   ---------     ------------
    Outstanding, December 31, 1990...............................   208,125       $5.11- 9.44
      Granted....................................................    94,500        3.88- 7.19
      Canceled...................................................   (33,375)       7.67- 9.44
                                                                   ---------     ------------
    Outstanding, December 31, 1991...............................   269,250       $3.88- 9.44
      Granted....................................................    20,000              7.25
      Canceled...................................................   (67,500)       5.11- 7.19
                                                                   ---------     ------------
    Outstanding, December 31, 1992...............................   221,750       $3.88- 9.44
                                                                   ---------     ------------
                                                                   ---------     ------------

     The weighted average exercise price of options outstanding at December 31, 1992, was $5.61.

                       SECOR BANK, FEDERAL SAVINGS BANK

13. INCOME TAXES:

     The provision for income taxes for each of the three years in the period ended December 31, 1992, consisted of the following:

                                                                      1992    1991    1990
                                                                      ----    ----    ----
                                                                         (IN THOUSANDS)
    Current --
      Federal.......................................................  $828    $567    $ --
      State.........................................................    48      10      --
                                                                      ----    ----    ----
                                                                      $876    $577    $ --
                                                                      ----    ----    ----
    Deferred --
      Federal.......................................................  $ --    $ --    $ --
      State.........................................................    --      --      --
                                                                      ----    ----    ----
                                                                      $ --    $ --    $ --
                                                                      ----    ----    ----
                                                                      $876    $577    $ --
                                                                      ----    ----    ----
                                                                      ----    ----    ----

     The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate (34%) for the following reasons:

                                                               1992       1991       1990
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
    Provision for Federal income taxes at statutory rate....  $ 2,410    $ 1,907    $   253
    Goodwill amortization...................................      (80)       791       (106)
    Core deposit amortization...............................      241        627        320
    Bad debt deduction......................................   (3,335)    (9,166)    (3,038)
    Tax benefit of net operating loss not recognized........      554      9,524      9,445
    Tax exempt interest income..............................      (34)       (34)       (34)
    Tax exempt interest on FRF/FSLIC note...................      (56)    (2,066)    (3,293)
    Tax exempt FRF/FSLIC yield subsidy......................      469     (1,033)    (2,885)
    Purchase discount accretion.............................     (310)      (554)      (557)
    Other, net..............................................      141          4       (105)
    Alternative minimum tax and state income tax............      876        577         --
                                                              -------    -------    -------
                                                              $   876    $   577    $    --
                                                              -------    -------    -------
                                                              -------    -------    -------

     Deferred income taxes result from differences in the timing of the recognition of income and expense for tax and financial statement purposes. The sources of these differences and their related tax effects were as follows:

                                                                 1992       1991      1990
                                                                -------    -------    -----
                                                                      (IN THOUSANDS)
    Loan fees and discounts deferred for tax purposes.........  $(1,158)   $   186    $(626)
    REMIC income..............................................    8,443     (5,725)      --
    FHLB stock dividends......................................     (439)       503      535
    Conversion from cash basis accounting to accrual basis
      accounting for income tax purposes......................       --         --      (80)
    Difference between tax and book basis of assets sold......      170       (203)     (75)
    Other, net................................................      974     (1,136)     397
    Tax benefit of net operating loss recognized..............   (7,990)     6,375     (151)
                                                                -------    -------    -----
         Net deferred provision (credit)......................  $    --    $    --    $  --
                                                                -------    -------    -----
                                                                -------    -------    -----

                       SECOR BANK, FEDERAL SAVINGS BANK

     For Federal income tax purposes, the Bank files a consolidated Federal income tax return with its subsidiaries. The Bank files an Alabama financial institution excise tax return and the subsidiaries file an Alabama domestic corporation income tax return.

     As a result of prior year income tax net operating losses and the acquisition of First Financial (See Note 2), net operating losses of approximately $88,000,000 are available at December 31, 1992, to reduce future Federal income taxes payable through 2006. Net operating losses of approximately $32,000,000 are also available at December 31, 1992, to reduce future State of Alabama taxes payable. Additionally, at December 31, 1992, the tax basis of net assets exceeded their related carrying values for financial reporting purposes by approximately $53,000,000. These loss carryforwards and excess tax basis result in a potential unrecorded tax benefit of $48,000,000 at a current statutory income tax rate of 34%. Current proposals indicate these potential tax benefits could be significantly reduced through changes in legislation.

     Under the Tax Reform Act of 1986, the Bank is also subject to alternative minimum tax. The Bank has approximately $43,000,000 in alternative minimum tax ("AMT") net operating loss carryforwards to reduce alternative minimum taxes payable through 2005. The AMT net operating loss carryforwards may be used to offset only 90% of the AMT taxable income each year.

     The net operating loss carryforwards available to the Bank for income tax purposes as of December 31, 1992, will expire as follows:

                                                                   FEDERAL
                                                              ------------------
                                                              REGULAR      AMT       STATE
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
      1993..................................................  $ 5,000    $ 8,000    $    --
      1994..................................................       --         --         --
      1995..................................................       --         --         --
      1996..................................................       --         --     14,000
      1997..................................................       --         --         --
    After 1997..............................................   83,000     35,000     18,000
                                                              -------    -------    -------
                                                              $88,000    $43,000    $32,000
                                                              -------    -------    -------
                                                              -------    -------    -------

     During 1991 and 1990, the Bank purchased REMIC "R" bonds (See Note 3). The Bank, as holder of these bonds, must include the taxable income or loss of the REMIC in determining its Federal taxable income. During the early years of the REMIC, the REMIC's taxable income will exceed the income on the bonds reported for financial statement purposes. Under current tax law and regulations, the Bank may use future tax losses as well as current net operating loss carryforwards to offset such taxable income. In the later years of the REMIC, the REMIC will realize tax losses which will serve to reduce future taxable income or generate net operating loss carryforwards.

14. ASSETS HELD FOR SALE:

     Assets held for sale include mortgage loans originated and intended for sale in the secondary market and mortgage-backed securities not held on a long-term basis and are carried in the consolidated statements of financial condition at the lower of cost or fair value. Assets held for sale at December 31, 1992 and 1991, consisted of the following:

                                                                 1992         1991
                                                                -------     --------
                                                                   (IN THOUSANDS)
          Mortgage loans......................................  $14,219     $  7,717
          Mortgage-backed securities..........................       --      113,657
                                                                -------     --------
                                                                $14,219     $121,374
                                                                -------     --------
                                                                -------     --------

                       SECOR BANK, FEDERAL SAVINGS BANK

15. SUBSEQUENT EVENTS:

LETTER OF INTENT --

     The transaction between the Bank and the FDIC regarding the repurchase of the Bank's $53,340,000 in preferred stock and settlement of the assistance agreement (See Note 11) was completed on April 30, 1993. The transaction (including the redemption at 78.5% of par of the $8,000,000 subordinated debentures on May 7, 1993), added approximately $20,000,000 to common stockholders' equity.

DEFINITIVE AGREEMENT --

     On May 26, 1993, the Bank executed a definitive agreement which provides for the acquisition of the Bank by First Alabama Bancshares, Inc. ("First Alabama"). The agreement provides that each share of the Bank's outstanding stock would be converted into 0.667 of a share of First Alabama common stock, subject to adjustment.

     The proposed exchange ratio would be adjusted pursuant to a formula which in effect offsets fifty percent of any decline in market value of First Alabama common stock between $33.00 and $25.50 per share. Similarly, the exchange ratio would be adjusted in a manner which would benefit each share of the Bank's stock by fifty percent of any increase in the market value of First Alabama common stock above $33.00 per share. The market value of First Alabama common stock to be used in the pricing formula will be determined based upon the average closing price over the ten trading days ending on the date that the parties receive the approval of the OTS.

     At a price of $33.00 per share of First Alabama common stock, the exchange ratio would remain unchanged at 0.667, providing a market value equivalent of $22.01 for each share of the Bank's common stock. At a price of $25.50 per share of First Alabama common stock, the exchange ratio would be adjusted to 0.765, the highest possible ratio under the formula, providing a market value equivalent of $19.50 for each share of the Bank's common stock. If the market value of First Alabama common stock were to be below $25.50, the exchange ratio would remain unadjusted at 0.667 and the Bank would have the option of terminating the transaction.

     The increased market value of First Alabama common stock to be received by the Bank's stockholders if the market value of First Alabama common stock exceeds $33.50 per share is limited only by the formula's fifty percent sharing arrangement.

     The definitive agreement further provides that the warrants presently held by the FDIC, as manager of the FSLIC Resolution Fund, to purchase in the aggregate 1,577,875 shares of the Bank's common stock will be canceled at the effective time of the transaction in consideration for a cash payment to the FDIC. For each share of the Bank's common stock subject to a warrant, such cash payment would be equal to the market value of the First Alabama common stock to be received for each share of the Bank's common stock in the transaction less the $2.00 exercise price of the warrant.

     In addition, all stock options and outstanding convertible debentures issued by the Bank will be assumed by First Alabama and the one series of convertible preferred stock of the Bank currently outstanding and held by the Bank's ESOP will be converted into First Alabama common stock, in each case on a basis that reflects the exchange ratio of the Bank's common stock for First Alabama common stock.

     The proposed acquisition is subject to various conditions, including completion of appropriate due diligence satisfactory to First Alabama, approval of appropriate regulatory authorities, approval of the shareholders of the Bank, and approval of the FDIC as manager of the FSLIC Resolution Fund.

                        SECOR BANK, FEDERAL SAVINGS BANK

COMPLETED BRANCH SALE --

     On April 8, 1993, the Bank completed the sale of five of the Bank's Alabama branches to AmSouth Bank, N.A. (See Note 11). The Bank received a premium of approximately $2,400,000 for the sale of approximately $73,000,000 in deposits and $34,000,000 in loans. It is anticipated that any gain on this transaction will be offset by certain charges related to the branch restructuring plan.

LEGAL PROCEEDINGS --

     On April 16, 1993, the Supreme Court of Alabama reversed the $2,100,000 judgment against the Bank related to the matter discussed in Note 11, and remanded the matter to the trial court for a new trial.